EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Post-effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-133745) of Community Bank Shares of Indiana, Inc. of our report dated January 6, 2006 relating to the consolidated financial statements of The Bancshares, Inc. and Subsidiary appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in the Proxy Statement-Prospectus.

/s/ MONROE SHINE & CO., INC.

Monroe Shine & Co., Inc.
New Albany, Indiana

June 9, 2006